                                                                    EXHIBIT 10.1





                          NHANCEMENT TECHNOLOGIES INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                             -----------------------



                                 October 31, 2000

                                TABLE OF CONTENTS

                          NHANCEMENT TECHNOLOGIES INC.
                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                                                                  PAGE
1. PURCHASE AND SALE OF STOCK......................................................1

   1.1      Sale and Issuance of Series B Preferred Stock..........................1
   1.2      Closings...............................................................1

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................2

   2.1      Organization, Good Standing and Qualification..........................2
   2.2      Capitalization and Voting Rights.......................................2
   2.3      Authorization..........................................................3
   2.4      Valid Issuance of Preferred and Common Stock...........................3
   2.5      Governmental Consents..................................................3
   2.6      Compliance with Other Instruments......................................4
   2.7      SEC Documents, Financial Statements....................................4

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.................................4

   3.1      Authorization..........................................................5
   3.2      Purchase Entirely for Own Account......................................5
   3.3      Disclosure of Information..............................................5
   3.4      Investment Experience..................................................5
   3.5      Accredited Investor....................................................5
   3.6      Restricted Securities..................................................5
   3.7      Further Limitations on Disposition.....................................5
   3.8      Legends. ..............................................................6
   3.9      Further Representations by Foreign Investors...........................6

4. COVENANTS OF THE COMPANY........................................................6

   4.1      Registration Rights....................................................6
   4.2      Reservation of Common Stock............................................7
   4.3      Listing of Common Stock................................................7
   4.4      Exchange Act Registration..............................................7

5. COVENANTS OF THE INVESTORS......................................................7

   5.1      Compliance with Law....................................................7
   5.2      No Short Sales.........................................................7

6. CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSINGS............................8

   6.1      Representations and Warranties.........................................8
   6.2      Performance............................................................8

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                  PAGE
   6.3      Compliance Certificate.................................................8
   6.4      Certificate of Designation.............................................8
   6.5      Registration Rights....................................................8

7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSINGS.........................8

   7.1      Representations and Warranties.........................................8
   7.2      Payment of Purchase Price..............................................8
   7.3      Registration Rights....................................................8

8. MISCELLANEOUS. .................................................................8

   8.1      Survival of Warranties.................................................8
   8.2      Successors and Assigns.................................................9
   8.3      Governing Law..........................................................9
   8.4      Counterparts...........................................................9
   8.5      Titles and Subtitles...................................................9
   8.6      Notices. ..............................................................9
   8.7      Finder's Fee...........................................................9
   8.8      Expenses...............................................................9
   8.9      Amendments and Waivers................................................10
   8.10     Severability..........................................................10
   8.11     Aggregation of Stock..................................................10
   8.12     Entire Agreement......................................................10
   8.13     California Commissioner of Corporations...............................10


EXHIBIT A - Schedule of Investors
EXHIBIT B - Certificate of Designation
EXHIBIT C - Form of Shelf Registration Agreement

                          NHANCEMENT TECHNOLOGIES INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 31, 2000, by, between and among NHancement Technologies Inc., a Delaware corporation (the "Company"), and the investors identified on Exhibit A hereto, each of which is herein referred to as an "Investor."

                                        RECITAL

         The Company, whose stock is traded on the Nasdaq Small Cap Market (the "Small Cap Market") under the symbol NHAN, desires to sell shares of its Series B Preferred Stock to accredited investors in a private sale pursuant to the terms hereof. The number of shares of Series B Preferred Stock to be sold hereunder shall be less than 20% of all outstanding shares of capital stock of the Company at the time of such sale.

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. PURCHASE AND SALE OF STOCK.

                  1.1 Sale and Issuance of Series B Preferred Stock.

                           (a) The Company shall adopt and file with the
Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) a Certificate of Designation in the form attached hereto as Exhibit B (the "Certificate").

                           (b) On or prior to each Closing (as defined in
Section 1.3), the Company shall have authorized (i) the sale and issuance to the Investors of the Series B Preferred Stock and (ii) the reservation of the shares of Common Stock to be issued upon conversion of such Series B Preferred Stock (the "Conversion Shares"). The Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate.

                           (c) Subject to the terms and conditions of this
Agreement, each Investor agrees, severally and not jointly, to purchase at the relevant Closing and the Company agrees to sell and issue to each Investor at the relevant Closing, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Exhibit A hereto for the purchase price set forth thereon.

                  1.2 Closings.

                           (a) Closing. The initial purchase and sale of the
shares of Series B Preferred Stock set forth on Schedule A shall take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California, 94304, at 11:00 A.M., on October 31, 2000, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Initial Closing"); provided, however, that the Company shall not hold an Initial Closing until the aggregate purchase price of the Series B Preferred Stock to be sold hereunder equals at least $7,000,000.

                           (b) Delivery. At the Initial Closing, the Company
shall deliver to each Investor a certificate representing the Stock that such Investor is purchasing as listed on Schedule A against payment of the purchase price of $100 per share by check or wire transfer.

                           (c) Subsequent Closings. The Company may sell up to
the balance of the authorized number of shares of Series B Preferred Stock not sold at the Initial Closing to such purchasers as it shall select, at a price not less than the price per share paid at the Initial Closing, provided that any such sale shall be consummated not later than ninety (90) days after the Initial Closing. The subsequent sale and purchase of Series B Preferred Stock hereunder shall take place at such time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold in such subsequent sale shall mutually agree upon orally or in writing (which time and place, together with the Initial Closing, are designated as a "Closing"). Any such purchaser shall be deemed an Investor hereunder and under the Shelf Registration Agreement (as defined below). At such subsequent Closing, the Company shall deliver to each Investor a certificate representing the Stock that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Investor that:

                  2.1  Organization, Good Standing and Qualification.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

                  2.2 Capitalization and Voting Rights.

         The authorized capital of the Company will consist, as of August 31, 2000, of:

                           (a) Preferred Stock. Two Million (2,000,000) shares,
$.01 par value per share, of Preferred Stock (the "Preferred Stock") authorized, of which one hundred twenty thousand (120,000) shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), and up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock are as set forth in the Certificate.

                           (b) Common Stock. Twenty Million (20,000,000) shares,
$0.01 par value per share, of common stock ("Common Stock") authorized, of which Twelve Million One-Hundred Thirty Thousand Four Hundred (12,130,400) shares are issued and outstanding.

                           (c) Other Rights. Except for (i) the conversion
privileges of the Series B Preferred Stock, (ii) currently outstanding options to purchase two million five-hundred ninety-four thousand three hundred (2,594,300) shares of Common Stock granted to employees and other service providers pursuant to the Company's stock option plans (the "Option Plans"), and
(iii) currently outstanding warrants to purchase one million seven-hundred seventy-nine thousand six hundred (1,779,600) shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an additional one million one-hundred twenty-nine thousand two-hundred fifty (1,129,250) shares of Common Stock for grant to employees and other service providers pursuant to the Option Plans. In addition to the foregoing, the Company may, in connection with this offering, issue shares of its Common Stock and warrants to purchase shares of its Common Stock as a placement fee to Joseph Stevens & Co.

                  2.3 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the transaction contemplated hereby, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Initial Closing, and this Agreement, constitutes valid and legally binding obligations of the Company, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  2.4 Valid Issuance of Preferred and Common Stock. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Bylaws of the Company and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Restated Certificate of Incorporation of the Company (the "Charter"), will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Bylaws of the Company and under applicable state and federal securities laws.

                  2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate with the Secretary of State of the State of Delaware, which filing shall be effective before the Initial Closing, and (ii) the filing pursuant to Section 25102(f) of the California

Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected on a timely basis.

                  2.6 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Charter or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgement, or decree applicable to the Company, or by which any property or any asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have this materially impair the Company's ability to perform its obligations under Agreement).

                  2.7 SEC Documents, Financial Statements. Since January 1, 2000, the Company has timely filed reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof being hereinafter referred to as the "SEC Documents"). The Company has delivered (or made available on EDGAR) to the Investor all of the information material to making a decision whether to purchase the Series B Preferred Stock, including true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) or in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

                  3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the agreements contemplated hereby, and each such agreement constitutes the valid and legally binding obligations of such Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  3.2 Purchase Entirely for Own Account This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor represents that the entity is entirely composed of accredited investors as defined in Section 3.5, or the entity has not been organized for the purpose of acquiring the Series B Preferred Stock.

                  3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless:

                           (a) There is then in effect a registration statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) Such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and (iii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                           (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (b) Any legend required by the Bylaws of the Company
or applicable state securities laws.

                  3.9 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his or her jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

         4. COVENANTS OF THE COMPANY.

                  The Company covenants with each of the Investors that:

                  4.1 Registration Rights. The Company shall cause the Shelf Registration Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

                  4.2 Reservation of Common Stock. As of the Initial Closing, the Company shall have reserved, and the Company shall continue to reserve and keep available at all times, shares of Common Stock of the Company for the purpose of enabling the Company to issue Conversion Shares pursuant to any conversion of the Series B Preferred Stock.

                  4.3 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing of its Common Stock on the Small Cap Market, the Nasdaq National Market, or the New York Stock Exchange, subject to the rules and regulations of such markets.

                  4.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Series B Preferred Stock and Conversion Shares acquired hereunder.

         5. COVENANTS OF THE INVESTORS.

                           Each Investor, severally and not jointly, covenants
with the Company that:

                  5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Market on which the Company's Common Stock is listed.

                  5.2 No Short Sales. For so long as such Investor owns any of the shares of the Series B Preferred Stock or the Conversion Shares, neither the Investor or any of its affiliates will be in a net short position with regard to the Common Stock of the Company in any accounts directly or indirectly owned or controlled by the Investor. In the event that an Investor or any of its affiliates engages in a short transaction with regard to the Common Stock during any time that the Investor owns any of the Series B Preferred Stock or the Conversion Shares, or otherwise is in a net short position regarding the same, Investor hereby agrees to forfeit (i) any and all profits generated from such transaction or position, and (ii) any and all Series B Preferred Stock and/or Conversion Shares to the Company. Each Investor hereto further agrees to execute a (y) "No-Short" affidavit at each and every conversion of the Common Stock, and
(z) any other document reasonably requested by the Company to give effect to this Section 5.2.



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

        6. CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSINGS. The obligations of each Investor under subsection 1.2(b) of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

                  6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  6.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  6.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 6.1 have been fulfilled in all material respects.

                  6.4 Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

                  6.5 Registration Rights. The Company shall have duly authorized, executed and delivered to the Investor the Shelf Registration Agreement attached as Exhibit C (the "Shelf Registration Agreement").

        7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSINGS. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

                  7.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  7.2 Payment of Purchase Price. Each of the Investors shall have delivered the purchase price specified in Section 1 for the numbers of shares of Series B Preferred Stock set forth opposite such Investor's name on Exhibit A hereto.

                  7.3 Registration Rights. Each of the Investors shall have delivered to the Company a duly executed Shelf Registration Agreement attached as Exhibit C.

        8. MISCELLANEOUS.

                  8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to provisions regarding choice of laws.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, by deposit with an overnight delivery service, or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (ii) by electronic facsimile
(fax) to such party with receipt confirmed within three (3) days by notice delivered in accordance with Section 8.6(i).

                  8.7 Finder's Fee. Each Investor represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 Expenses. Irrespective of whether the Initial Closing is effected, each of the Company and the Investors, separately, shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Conversion Shares issued or issuable hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms

                  8.11 Aggregation of Stock. All shares of Series B Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  8.13 California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.



                                       NHANCEMENT TECHNOLOGIES INC.

                                       By:
                                           --------------------------------
                                       Its:
                                           --------------------------------




               [Signature Page to the NHancement Technologies Inc.
   Series B Preferred Stock Purchase Agreement Dated as of October ___, 2000]

         IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.






INVESTOR(S) (INDIVIDUAL)                 INVESTOR (ENTITY)



-------------------------------------    ---------------------------------------
Signature                                (Name of Corporation or Other Entity)



-------------------------------------    ---------------------------------------
Type/Print Name of Individual Investor   By:
(Specify "as joint tenant," as           Signature of Authorized Officer,
 trustee," etc. if applicable)           Trustee or Partner


-------------------------------------    ---------------------------------------
Signature of Joint Investor              Title



-------------------------------------
Type/Print Name of Individual Investor
(Specify "as joint tenant," as
trustee," etc. if applicable)



-------------------------------------    ---------------------------------------
Tax Identification or Social Security    Tax Identification Number for Investor
Number for Investor(s)




               [Signature Page to the NHancement Technologies Inc.
   Series B Preferred Stock Purchase Agreement Dated as of October ___, 2000]

                                    EXHIBIT A

                              Schedule of Investors

---------------------------------------------------------------------------------------------------------
      INVESTOR                  SHARES PURCHASED         PRICE PER SHARE         AGGREGATE PURCHASE PRICE
---------------------------------------------------------------------------------------------------------
Tom Baldwin                           35,000                  $100.00                     3,500,000

Robert Schmier                         1,000                  $100.00                      100,000

Douglas Feurring                       1,250                  $100.00                      125,000

Charles Lewis Trustee                  1,000                  $100.00                      100,000

Robert Gilman                          2,500                  $100.00                      250,000

Harvey A. Eisman                        500                   $100.00                      50,000

Michael Palma                           500                   $100.00                      50,000

Patrick Matre                          1,000                  $100.00                      100,000

Harvey Eisman                           500                   $100.00                      50,000

Jim Dingle                             1,000                  $100.00                      100,000

Charles Lewis Trust                    2,000                  $100.00                      200,000

Wayne Saker                            3,500                  $100.00                      350,000

Dan Krasky                             1,000                  $100.00                      100,000

First Options                           300                   $100.00                      30,000

First Options                           250                   $100.00                      25,000

P. Grabler Trust                      10,000                  $100.00                     1,000,000

Bruton D & Scheck                      2,500                  $100.00                      25,000

Joseph Colloton                        1,000                  $100.00                      100,000

Wayne Twardosz                         1,500                  $100.00                      150,000

Victor DiMaggio & Christina            3,150                  $100.00                      315,000
Bladwin

Commonwealth Central                   1,000                  $100.00                      100,000

Dale S. Scheck                         5,000                  $100.00                      50,000

Douglas Feurring                       1,250                  $100.00                      125,000

Robert Schmier                         1,135                  $100.00                      113,500

First Options                          1,000                  $100.00                      100,000

First Options                           200                   $100.00                      20,000

TOTAL                                 79,035                    NA                      $7,228,500.00
---------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                                 [See attached]

                                    EXHIBIT C

                          SHELF REGISTRATION AGREEMENT

                                 [See attached]